EXHIBIT 5

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

Telephone (616) 752-2000
Fax (616) 752-2500

August 11, 2006

ChoiceOne Financial Services, Inc.
109 East Division
Sparta, Michigan 49345
Re:	Registration Statement on Form S-4 1,585,590 Shares of Common Stock, Without Par Value

Ladies and Gentlemen:

                    We are counsel to ChoiceOne Financial Services, Inc. ("ChoiceOne") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of ChoiceOne common stock, without par value ("Common Stock"), pursuant to a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about August 11, 2006.

                    We are familiar with the proceedings taken by ChoiceOne in connection with the authorization of up to 1,585,590 shares of Common Stock to be issued to the shareholders of Valley Ridge Financial Corp. We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

                    Based upon the foregoing, we are of the opinion that the Common Stock will be, when duly registered under the Securities Act and issued and delivered as described in the Registration Statement, validly issued, fully paid, and nonassessable.

                    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

                    This opinion is rendered for the purposes of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission.
WARNER NORCROSS & JUDD LLP

By:	/s/ Jeffrey A. Ott
Jeffrey A. Ott, Partner